AOL LATIN AMERICA’S CLASS A COMMON STOCK TO BE DELISTED ON MAY 19, 2005

FT. LAUDERDALE, Fla. – May 11, 2005 – America Online Latin America, Inc. (Nasdaq: AOLA) said today that its class A common stock will be delisted from the Nasdaq SmallCap Market effective at the opening of business on May 19, 2005. AOLA received a Nasdaq Staff Determination on May 10, 2005 indicating that the class A common stock failed to comply with the market value of listed securities requirement set forth in Marketplace Rule 4310 (c)(2)(B)(ii) and therefore its class A common stock will be delisted from the Nasdaq SmallCap Market.

About AOL Latin America

America Online Latin America, Inc. (Nasdaq:AOLA) is the exclusive provider of AOL-branded services in Latin America.

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